UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

EnerJex Resources, Inc., a Nevada corporation (the "Company") has entered into a general partnership with Viking Energy Partners, LLC, a Texas limited liability company ("Viking"), and FL Oil Holdings, LLC, a Florida limited liability ("FL Oil") company, to own, develop, and exploit oil properties in the "Rantoul Project" located in Kansas. The Company, Viking and FL Oil formed Rantoul Partners, a Delaware general partnership ("Rantoul"), which shall be governed by the Rantoul Partners General Partnership Agreement (the "Partnership Agreement").

The Partnership Agreement has been amended to reflect:

(a)	The Company has complied with Section 3.2(e) of the Partnership Agreement to the satisfaction of the investor partners.

(b)	Viking has agreed to make on November 27, 2012, the $650,000 Capital Contribution that it had an option to make on December 1, 2012, and the Company has agreed to convey to Viking the corresponding 3.25% Percentage Interest in the Partnership effective as of November 1, 2012.

The Company has agreed to modify Exhibit A of the Partnership Agreement, to reflect that Viking is entitled to a 23.250% Percentage Interest in the Partnership.

The foregoing description of the Second Amendment to General Partnership Agreement is qualified in its entirety by the terms of the Second Amendment and incorporated herein as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Second Amendment to General Partnership Agreement of Rantoul Partners dated November 27, 2012.

99.1	Press Release dated November 29, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

Date: November 29, 2012
	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr., Chief Executive Officer

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